UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.5% Senior Notes due 2020	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [x]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [ ]
Securities Act registration statement file numbers to which this form relates: 333-186704
Securities to be registered pursuant to Section 12(g) of the Act: None
The Commission is respectfully requested to send copies of all notices, orders and communications to:

Brian T. Sephton INTL FCStone Inc. 329 North Park Avenue Suite 350 Winter Park, Florida 32789	Alfred G. Smith, Esq. Shutts & Bowen LLP 201 S. Biscayne Boulevard 1500 Miami Center Miami, Florida 33131

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.
The class of securities to be registered hereby is the 8.5% Senior Notes due 2020 (“Notes”) of INTL FCStone Inc, a Delaware corporation (the “Registrant”).
For a description of the Notes, reference is made to (i) the information under the heading “Description of the Debt Securities” in the Registrant's prospectus, dated July 11, 2013, included in the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-186704), as amended, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (“Securities Act”), on February 15, 2013, and (ii) the information under the heading “Description of the Notes” included in the Prospectus Supplement with respect to the Notes, dated July 15, 2013, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act on July 15, 2013, which information is incorporated herein by reference.

Item 2.	Exhibits.
Exhibit
Number	Description
4.1
Indenture, dated as of July 22, 2013, between INTL FCStone Inc. and The Bank of New York Mellon, as Trustee (filed as Exhibit 4.1 to Form 8-K filed on July 23, 2013 and incorporated herein by reference).

4.2
Supplement No. 1, dated as of July 22, 2013, to the Indenture, dated as of July 22, 2013, between INTL FCStone Inc. and The Bank of New York Mellon, as Trustee (filed as Exhibit 4.2 to Form 8-K filed on July 23, 2013 and incorporated herein by reference).

4.3	Form of 8.5% Senior Note due 2020 (filed as Exhibit 4.2 to Form 8-K filed on July 23, 2013 and incorporated herein by reference).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 5, 2013	INTL FCStone Inc. (Registrant) /s/ William J. Dunaway William J. Dunaway Chief Financial Officer